Exhibit 10.14
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                            EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT ("Employment Agreement"), made and entered into as of this 1st day of November, 1995, by and between LabOne, Inc., a Delaware corporation ("LabOne"), and Thomas J. Hespe ("Employee").

     WITNESSETH:

     WHEREAS, LabOne is a laboratory specializing in urine and blood chemistry testing; and

     WHEREAS, Employee is knowledgeable and has substantial experience in the specialized business of urine and blood chemistry testing ("Lab Business"); and

     WHEREAS, in accordance with the terms and provisions of this Employment Agreement, LabOne desires to employ Employee to obtain the benefit of his knowledge and experience, and Employee desires to be employed by LabOne; and

     WHEREAS, LabOne and Employee agree that the restrictive covenants and confidentiality agreements contained in this Employment Agreement are essential to the growth and stability of the Lab Business of LabOne and to the continuing viability of the Lab Business in the event the employment of Employee is terminated,

     NOW, THEREFORE, in consideration of LabOne's agreement to employ Employee and the mutual promises herein contained, the parties hereto agree as follows:

     1. EMPLOYMENT. LabOne hereby agrees to employ Employee, and Employee hereby agrees to accept such employment and to perform his duties and obligations hereunder, in accordance with the terms and conditions hereinafter set forth.

     2. TERM. The term of Employee's employment pursuant to this Employment Agreement shall commence on the date hereof and shall continue until terminated in accordance with the provisions of paragraph 10 hereof.

     3. DUTIES AND RESPONSIBILITIES. Employee shall serve as Executive Vice President-Sales, shall serve in such other capacities as the Officers or Board of Directors of LabOne may from time to time prescribe, shall perform all duties incidental to such positions and shall cooperate fully with the Board of Directors and Officers of LabOne. Employee shall devote all his business time, attention and energy to the performance of such duties and responsibilities.

     4. COMPENSATION. During the term of Employee's employment pursuant to this Employment Agreement, Employee shall be paid a salary of $12,500 per




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calendar month, or such other amount, which shall not be less than said base salary, as may from time to time be determined by LabOne, payable in arrears.

     5. DEVELOPMENTS. Employee will promptly disclose to LabOne (in form satisfactory to LabOne) all information, technology, inventions, discoveries, improvements, processes, formulae, ideas, know-how, methods, compositions, research projects, computer software programs and developments, whether or not patentable or copyrightable (collectively "Information"), that Employee by himself or in conjunction with any other person or entity conceives, makes, develops or acquires during the term of his employment pursuant to the Employment Agreement, and that:

       (a) are or relate or pertain to the assets, properties, or existing or contemplated business or research activities or LabOne, or

       (b) are suggested by, arise out of or result from, directly or indirectly, Employee's association with LabOne, or

       (c) arise out of or result, directly or indirectly, in part or fully, from the use of LabOne's time, labor, materials, facilities or other resources, (collectively "Developments").

     Any Information fitting within any of the descriptions contained in subsections (a), (b) or (c) of this paragraph 5 that is disclosed to any other person, firm or other entity by Employee or used in any manner by Employee within one (1) year following the termination of his employment pursuant to this Employment Agreement shall be presumed to have been conceived, made, developed or acquired during the term of his employment pursuant to this Employment Agreement and, thus, to constitute a Development.

     Employee hereby assigns, transfers and conveys to LabOne all of his right, title and interest in and to any and all such Developments, which Developments shall become and remain the sole and exclusive property of LabOne. At any time and from time to time, upon the request of LabOne, Employee will execute and deliver any and all instruments, documents and papers, give evidence and do any and all other acts which, in the opinion of counsel for LabOne, are or may be necessary or desirable to document such transfer, or to enable LabOne to file and process applications for and to acquire, maintain and enforce any and all patents, trademarks, registrations or copyrights with respect to any such Developments, or to obtain any extension, validation, re-issue, continuance or renewal of any such patent, trademark or copyright. LabOne will be responsible for the preparation of any such instruments, documents and papers and for the implementation of any such proceedings and will reimburse Employee for all reasonable expenses incurred by him in compliance with the provisions of this paragraph.





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     6.   PROPERTY OF LABONE.  All correspondence, notes, recordings, documents, customer lists and other materials and reproductions thereof pertaining to any aspect of the business of LabOne shall be the property of and shall be delivered to and retained by LabOne upon termination of his employment pursuant to this Employment Agreement.

     7. CONFIDENTIALITY. During the term of and at any time after the termination of his employment pursuant to this Employment Agreement, Employee will hold in trust and confidence and will not divulge, disclose or convey to any person, firm, corporation or other entity and will keep secret and confidential all trade secrets, proprietary information and confidential information heretofore or hereafter acquired by him concerning LabOne, Head Office Reference Laboratory Ltd. or Seafield Capital Corporation and will not use for himself or others the same in any manner, except to the extent that such information should become no longer a trade secret, proprietary or confidential. Such trade secrets, proprietary information and confidential information shall be deemed to include, but shall not be limited to, information, whether written or not:

       (a) of a technical nature, such as but not limited to, technology, inventions, discoveries, improvements, processes, formulae, ideas, know-how, methods, compositions, computer software programs or research projects, including the identity of research organizations and researchers,

       (b) of a business nature, such as but not limited to information concerning costs, profits, supplies, suppliers, marketing, sales or lists of customers, and

       (c) pertaining to future developments, such as but not limited to information concerning research and development or future marketing methods.

     8. RESTRICTIVE COVENANTS. In consideration for his employment with LabOne and in further consideration for the compensation provided for in paragraph 4 and the post-termination payment, if any, provided for in paragraph 10, Employee agrees that during the term of his employment pursuant to this Employment Agreement, and for a period of two (2) years after the termination for any reason of his employment pursuant to this Employment Agreement, he will not, without the prior written consent of LabOne, directly or indirectly, individually or in concert with others, or through the medium of any other corporation, partnership, syndicate, association, joint venture, or other entity or as employee, officer, director, agent, consultant or affiliate, compete with LabOne, within the hereinafter described region, in the urine or blood chemistry testing or analysis business for the insurance or the clinical testing industry or in the urine or blood chemistry container or other supply business






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for the said testing industries, and Employee will not solicit or accept any such business from any customer who is served by LabOne as of the date of the termination of his employment pursuant hereto. The region referred to above shall consist of any territory(ies) in which LabOne or any of its representatives or agents, as of the date of the termination of Employee's employment pursuant hereto, provides, sells, offer for sale or solicits the sale to the said laboratory testing industries urine, blood or other bodily fluid or specimens testing or analysis or urine or blood containers or other supplies related thereto.

     9. JUDICIAL RELIEF. LabOne and Employee agree that in the event that any court shall finally hold that any provision of paragraph 8 of this Employment Agreement is void or constitutes an unreasonable restriction against Employee, the provisions of paragraph 8 shall not be rendered void, but shall apply with respect to such time or territory or to such other extent as such court may judicially determine or indicate constitutes a reasonable restriction under the circumstances. LabOne shall be entitled to appropriate injunctive relief in any court of competent jurisdiction to enforce its rights under paragraphs 5, 6, 7 and 8 of this Employment Agreement, in addition to any other rights and remedies available to LabOne at law or in equity, it being agreed that any violation of paragraphs 5, 6, 7 or 8 of this Employment Agreement by Employee is reasonably likely to cause irreparable damage to LabOne which will be difficult or impossible to value in monetary damages.

     10. TERMINATION. Employee's employment pursuant to this Employment Agreement shall terminate upon the occurrence of any of the following events:

       (a) DEATH. In the event that Employee dies during the term of this Employment Agreement, LabOne shall pay to his executors or administrators an amount equal to the installments of his salary payable for the month in which he dies, and, thereafter, LabOne shall have no further liability or obligation hereunder to his executors, heirs or assigns or any other person claiming under or through him.

       (b) DISABILITY. In the event that Employee continues unable to fully perform his duties and responsibilities hereunder by reason of illness, injury or mental or physical disability or incapacity for ninety
(90) consecutive days, during which time he shall continue to be compensated for monthly installments of salary as provided in paragraph
4 hereof, Employee's employment pursuant to this Employment Agreement may be terminated by LabOne, and LabOne shall thereafter have no further liability or obligation hereunder to Employee. Employee agrees in the event of any dispute under this paragraph to submit to a physical examination by a licensed physician selected by LabOne and to accept LabOne's decision based on the results thereof.






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       (c)   VOLUNTARY TERMINATION.  Employee's employment may be
voluntarily terminated upon Employee giving thirty (30) days' prior written notice to LabOne. In the event Employee voluntarily terminates his employment, LabOne shall have no further liability or obligation hereunder to Employee.


       (d) TERMINATION FOR CAUSE. Employee's employment may be involuntarily terminated by LabOne at any time for cause. In the event that Employee is involuntarily terminated by LabOne for cause, LabOne shall thereafter have no further liability or obligation hereunder to Employee.


       (e) TERMINATION WITHOUT CAUSE. Employee's employment may be involuntarily terminated by LabOne at any time without cause upon LabOne giving thirty (30) days' prior written notice to Employee.
In the event that Employee is involuntarily terminated without cause by LabOne, LabOne shall pay to Employee in a lump sum an amount equal to twelve (12) months' base salary. Said amount shall be paid to Employee within 30 days of LabOne's giving notice of termination to Employee and shall be determined by the aggregate of the last twelve
(12) months' base salary of such Employee preceding the month LabOne transmits such notice of termination. Upon such payment, LabOne shall have no further liability or obligation hereunder to Employee.


       (f) TERMINATION SUBSEQUENT TO CHANGE IN CONTROL. Notwithstanding any other provision of this Agreement to the contrary, in the event that (i) a change of control of LabOne shall occur at any time during which Employee is in the full-time employment of LabOne or its successor and (ii) within one (1) year after such a change in control, Employee's employment with LabOne or its successor is terminated by LabOne or its successor for any reason other than permanent disability, death or normal retirement, or is voluntarily terminated by Employee for any reason at his sole discretion, LabOne will promptly pay to Employee as termination compensation the lump sum amount described below. The lump sum compensation payable shall be equal to three (3) times the average annual compensation includable in Employee's gross income for the most recent five (5) taxable years ending before the date of the change in control. If Employee has been an employee of LabOne for less than 5 years, Employee's lump sum payment shall be equal to 3 times the average annual compensation includable in Employee's gross income based on the portion of the 5 year period during which Employee performed services for LabOne. To the extent that any amount required to be paid hereunder would constitute an "excess parachute payment" within the meaning of Section 280G(b) of the Internal Revenue Code of 1986, that excess amount need not be paid.






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       For purposes of this paragraph 10(f), a "change of control"
shall be deemed to have taken place if there shall have occurred (i) the sale or other disposition resulting in the transfer of legal or beneficial ownership of, or the right to vote, more than fifty percent (50%) of the outstanding capital stock of LabOne to one or more third-party purchasers unaffiliated with Seafield Capital Corporation, its shareholders or affiliates (as the term "affiliate" is defined in Rule 12b-2 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934), except in connection with an underwritten public offering of the common stock of LabOne, (ii) a merger or consolidation of LabOne with or into any entity other than Seafield Capital Corporation or its affiliates, or (iii) a sale or other transfer of substantially all of the assets of LabOne to any person or entity other than Seafield Capital Corporation or its affiliates.

       In the event of termination of employment under the circumstances described above, LabOne shall pay to Employee the installments of his base salary through the date of termination of employment, any annual incentive bonus for the previous year if such has been approved but not paid and the lump sum amount as termination compensation described in this paragraph 10(f), and any remaining term of this Agreement shall be cancelled. Such payments to Employee and the arrangements provided for by any stock option or other agreement between LabOne and Employee in effect at the time and by any other applicable plan of LabOne will constitute the entire obligation of LabOne to Employee with respect to such termination, and will also constitute full settlement of any claim under law or in equity that Employee might otherwise assert against LabOne or any of its employees on account of such termination.


     11. SURVIVAL. Notwithstanding the termination of Employee's employment pursuant to the provisions of paragraph 10 hereof, Employee's obligations under paragraphs 5, 6, 7 and 8 hereof and the provisions for relief against Employee in paragraph 9 hereof shall continue in full force and effect. Any right or power conferred upon LabOne or the Board of Directors of LabOne by the terms of this Employment Agreement shall inure to the benefit of any person(s) of entity(ies) into which LabOne is consolidated, merged or liquidated, and the Board of Directors or other governing body of any such corporation of other entity.


     12. LAW GOVERNING. This Employment Agreement shall be governed by and interpreted under the laws of the State of Kansas.









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     13.   NOTICES.  All notices and other communications required
or permitted hereunder or necessary or convenient shall be deemed to have been given when mailed by certified or registered mail, postage prepaid, addressed as follows:

       If to Employee to:         Thomas J. Hespe
                                  Seven Sturbridge Court
                                  Baldwin, MO  21013


    and if to LabOne, to:         W. Thomas Grant II
                                  President and Chief Executive Officer
                                  LabOne, Inc.
                                  10310 West 84th Terrace
                                  Lenexa, Kansas 66214


or such other persons and addresses as have been furnished by Employee or LabOne to the other in writing. The failure of Employee or LabOne to require strict performance of any provision of this Employment Agreement by the other, or the forbearance to exercise any right or remedy, shall not be construed as a waiver by such party of any such right or remedy, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.


     14. CONTENTS OF EMPLOYMENT AGREEMENT, AMENDMENT AND ASSIGNMENT. This Employment Agreement sets forth the entire understanding between the parties with respect to the subject matter hereof and cannot be changed, modified or terminated except in writing. All of the terms and provisions of this Employment Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of Employee hereunder are of a personal nature and shall not be assignable in whole or in part by Employee


     15. SEVERABILITY. If any provision of this Employment Agreement or the application thereof under any circumstance is adjudicated to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision or application of this Employment Agreement which can be given effect without the invalid or unenforceable provision or application.


     16. GENDER. Masculine pronouns used herein shall refer to the masculine or feminine gender as appropriate.





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     IN WITNESS WHEREOF, the undersigned have executed this
Employment Agreement as of the date first above written.


                                  LABONE, INC.

                                  By: /s/ W. Thomas Grant II
                                     -----------------------------
                                     W. Thomas Grant II, President




                                      /s/ Thomas J. Hespe
                                     -----------------------------
                                     THOMAS J. HESPE





































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